UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 12, 2015

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 12, 2015, Fluidigm Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with OpGen, Inc. (“OpGen”). The Letter Agreement extends the Company’s supply agreement with OpGen, which had previously terminated in March 2015, until March 17, 2018 and provides OpGen with the right to extend the term of the supply agreement for up to two additional three-year terms. Additionally, the Letter Agreement expands the companies’ existing relationship to include collaborating on the development of test kits and custom analytic instruments for identification, screening, and surveillance testing of multi-drug resistant organisms (MDROs). The Letter Agreement also provides for expansion of the gene targets and organisms to be tested on OpGen’s existing CLIA lab-based tests, the Acuitas® MDRO Gene Test, and the Acuitas Resistome Test, using the Company’s technologies and products. Additionally, the Company has agreed to not develop or directly collaborate with any third party to develop an FDA approved or CE marked diagnostic test for the purpose of detecting certain resistome genes if OpGen meets certain minimum purchase commitments and other requirements. The initial term of the Letter Agreement is five years but may be extended for an additional five year term.

As previously disclosed, Evan Jones, a member of the Company’s board of directors, is the Chief Executive Officer of OpGen, Chairman of OpGen’s board of directors, and a substantial stockholder in OpGen. Under the amended supply agreement, OpGen’s aggregate purchases of consumables from January 1, 2015 through June 30, 2015 totaled approximately $167,000, and it has agreed to purchase additional consumables of approximately $195,000 through March 31, 2016. In addition, OpGen has purchased instruments totaling approximately $280,000.

The Company believes that these transactions with OpGen are on commercially reasonable terms no less favorable to the Company than could have been obtained from an unaffiliated third party. The terms of these transactions have been approved by the Company’s audit committee without the participation of Evan Jones.

In addition, through its affiliated funds, Versant Ventures, a venture capital firm for which the chairman of the Company’s board of directors, Samuel D. Colella, serves as a managing member, is a significant stockholder in OpGen. Mr. Colella does not serve on the board of directors of OpGen and is not involved in its operations. The Company does not believe that these transactions with OpGen constitute “related person transactions” within the meaning of Item 404 of Regulation S-K as they pertain to Mr. Colella, but as part of the Company’s governance policy, Versant’s relationship with OpGen was disclosed to the Company’s audit committee in connection with its consideration of the transactions described above.

On July 13, 2015, the Company and OpGen issued a joint press release, which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Fluidigm’s product and marketing plans, objectives, expectations and/or strategies. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including the potential impact on the collaboration announced today of risks relating to Fluidigm’s previously disclosed intent to register with the United States Food & Drug Administration (FDA) as a medical device manufacturer and to seek certain clearances and approvals from the FDA and other regulatory authorities; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; Fluidigm’s sales, marketing, manufacturing, and distribution capabilities; and interruptions or delays in the supply of components or materials for, or manufacturing of, its products. Information on these and additional risks affecting Fluidigm’s business and operating results are contained in its filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Fluidigm disclaims any obligation to update these statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated July 13, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: July 14, 2015	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated July 13, 2015